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Exhibit 10.19

REGULATIONS FOR ENTREPRENEUR WARRANTS BONS DE
SOUSCRIPTION DE PARTS DE CREATEUR D'ENTREPRISE (BSPCE OR
BCE WARRANTS) GRANTED ON 19 October 2001 BY THE BOARD OF
DIRECTORS OF T- SURF SA1

Please Note:

  •
  Over 25% of the capital of the company issuing the BSPCE warrants must be directly and continuously held by natural persons or by legal entities which are themselves held by natural persons.2

  •
  The BSPCE warrants are subject to article 163 bis G of the French General Tax Code and by reference from the said article 163 bis G to article 228-95 of the French Commercial Code.

1.     BENEFICIARIES

        Only the salaried employees of T-SURF and the managers who are subject to the tax system for salaried employees may be designated as beneficiaries of the BSPCE warrants. Salaried employees and managers of other companies within the group (subsidiaries etc.) are excluded from the scheme.

        There is no legal limit to the number of options that a beneficiary who already holds shares in the company may receive.

        The rights resulting from the granted options are locked until the options are exercised. However, if the options beneficiary dies during the options validity period, and before they have been fully exercised, his/her heirs may exercise them within the time specified below.

2.     TIMETABLE FOR THE EXERCISE OF OPTIONS AND LOSS OF RIGHTS TO EXERCISE OPTIONS

        The BCE warrants cannot be exercised until four years after the date on which they were granted.

        The BCE warrants may be exercised on one or more occasions within the twelve (12) months following the end of the above-mentioned four (4) year lock-in period, i.e. up to and including the fifth anniversary of the date on which the BCE warrants were granted to the holder concerned,3 subject to the following exceptions.

2.1    The right to exercise options within the above-mentioned time limit will legally expire if the options' beneficiary leaves T-SURF SA as a result of resignation, discharge for gross or serious misconduct or dismissal for misconduct defined as gross or serious under labour law.

2.2    In the event of retirement, discharge or dismissal not resulting from gross or serious misconduct, the beneficiary of the options will be entitled to a period of six (6) months from notification of retirement, discharge or dismissal to exercise the options, although the overall time limit for exercise of the options may not be extended beyond 30 June 2006. If the beneficiary of the options fails to exercise his/her options within the prescribed six (6) months period, the options will become void and the beneficiary will not be entitled to receive any indemnity.

The decision by the board of directors to award warrants to employees of T-SURF must take place within one (1) year of the authorisation granted by the extraordinary general meeting of shareholders requiring cancellation of T-SURF SA shareholders' preferential subscription rights.

The board of directors will assess this requirement at the date when the BCE warrants are granted.

Legal maximum time limit for the exercise of warrants: five (5) years from the date the BCE warrants are granted by the board of directors. The board may, however, set a shorter subscription period.

2.3    In the event of the beneficiary's death, his/her heirs will be entitled to exercise the options within six (6) months of the beneficiary's death, although the overall time limit for exercise of the options may not be extended beyond 30 June 2006.

2.4    In the event of resignation, loss of the right to exercise the options will take effect from the date that the resignation is notified.

2.5    In the event of discharge for gross or serious misconduct, or dismissal for misconduct defined as gross or serious under labour law, loss of the right to exercise the options will take effect from the date of the dismissal decision or notice of discharge.

2.6    In the hypothetical event of control (in the sense of clause I I of article 233-3 of the French Commercial Code) of T-SURF SA being transferred, the board of directors may, at that time, bring forward the options exercise date. In this case, and subject to such decision being taken by the board of directors of T-SURF SA, the board will inform each options beneficiary that he/she has twenty (20) days to exercise his/her options if he/she so wishes. If the options beneficiary fails to exercise their options within the prescribed twenty (20) days, the non-exercised options will become void with no indemnity payable by T-SURF SA.

2.7    In the hypothetical case of a merger between T-SURF SA and another company, the board of directors of T-SURF SA may, at that time, bring forward the options exercise date. In this case, and subject to such decision being taken by the board of directors of T-SURF SA, the board will inform each options beneficiary of the proposed merger, sixty (60) days before the extraordinary general meeting of shareholders which will be called to resolve on the merger and will give him/her twenty (20) days from notice of the proposed merger to exercise all of his/her options if he/she so wishes. If the beneficiary fails to exercise his/her options within the prescribed twenty (20) day period the options which are not exercised will become void with no indemnity payable by T-SURF SA. Failing notice from the beneficiaries, the options will be maintained and in the event of a takeover of T-SURF SA, will be transferred to the absorbing company's shares.4

3.     SUSPENSION OF THE RIGHT TO EXERCISE OPTIONS

        The board of directors may suspend the right to exercise the options if necessary. Such suspension will take place primarily whenever an operation on the share capital of T-SURF SA requires exact and prior knowledge of the number of shares constituting the capital.

        The company will inform the options beneficiary at least eight (8) days in advance by indicating the date on which the options exercise will be suspended, and the date on which it will resume. In any event, this period may not exceed three (3) months.

        If the end of the options exercise period occurs during the suspension period, the options exercise period will be extended by three months.5

Clauses 2.1 to 2.7 of these regulations are provided by way of example. In fact, the board of directors may need to subordinate the exercise of BSPCE warrants to specific conditions to be complied with at the time of the exercise. It may therefore be necessary to provide for the loss of rights to exercise the warrants with immediate effect in the event of the beneficiary losing his/her employee status for whatever reason.

Paragraph 3 is also provided by way of example.

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4.     SETTING THE SHARE PURCHASE PRICE FOR EXERCISE OF THE BSPCE WARRANTS

        The subscription price has been set at 12.73 Euros6.

        The price may not be modified during the lifetime of the options, except under conditions provided for in law and described below:

        In the event that the company proceeds to carry out one of the operations listed in article L 225-181 of the French Commercial Code, the subscription price for the option shares which was fixed before such operation, would be adjusted. However, if such adjustment were to reduce the subscription price below the share's face value, the new subscription price would be fixed at face value.

        In the cases described below, the adjustment will be made as follows:

4.1    In the event of the issuance of cash shares, without renunciation by shareholders of their preferential subscription rights, the subscription price will be reduced by an amount equal to the result calculated using the ratio between the value of the subscription right and the share value before detachment of this right.

4.2    In the event of the issuance of convertible or exchangeable bonds without renunciation by shareholders of their preferential subscription rights, the subscription price will be reduced by an amount calculated using the same method as for the issuance of cash shares.

4.3    In the event of a capital increase by capitalisation of reserves, profits or issuance premiums and allocation of free shares, or likewise for splitting or consolidation of shares, the subscription price will be adjusted using the result obtained from the ratio between the number of old shares and the number of shares existing after the operation.

4.4    In the event of distribution of reserves in cash (or as stocks or other assets) the subscription price will be reduced by an amount equal to the result obtained from the ratio between the amount of cash (or the value of stocks distributed) and the value of the share before the distribution (article D.174-12, para. 1).

4.5    In the event of a capital reduction required because of losses, the subscription price will be adjusted by determining the price using the ratio between the number of old shares and the number existing after the reduction (D.174-16, para. 1).

4.6    In the event of capital depreciation or reduction not arising from losses, and carried out by distribution of asset items; or by reduction in the number of securities over which the shares have rights; or by purchase of the company's own shares; or by modification to the distribution of profits (primarily through conversion of ordinary shares to dividend preference shares with no voting rights); these cases being in addition to all other cases in which it would be fair and appropriate to neutralise as far as possible, the effects of the depreciation, the purchase or reimbursement of shares in T-SURF SA or all other operations on the share capital of T-SURF SA, the company T-SURF SA reserves the right to effect any necessary adjustments in compliance with the provisions of the final paragraph of article L. 225-95 of the Commercial Code, with the objective of preserving interests covered under that paragraph.

Under the terms of article 163 bis G of the French General Tax Code, the purchase price for securities subscribed by exercise of the BCE warrants must have been previously set by the extraordinary general meeting of shareholders that decided to issue the said warrants. If the issuing company has carried out a capital increase operation within the six (6) months prior to the granting of the BCE warrants, the exercise price must be at least equal to the issue price set for securities within the framework of the said increase operation.

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        In all the cases provided for above, the new number of option shares will be equal to the ratio between the amount of unexercised options and the new share subscription price. This figure will be rounded up to the next unit.

5.     EXERCISING OPTION RIGHTS

        Options may only be declared in full.

        An option exercise declaration notice, which substitutes for a subscription form, should be sent to the company together with the payment, either in cash or as an offset to a due claim.

        The subscribed shares will be registered in a pure nominee account or in a nominee account administered by [bank/company] in the subscriber's name7.

6.     AVAILABILITY OF SHARES—OWNERSHIP OF SHARES

        The subscribed shares will be created with rights to receive dividends from the beginning of the financial year in which the option is exercised. They will receive entitlement in respect of this financial year and subsequent years with the same face value and the same dividend as the dividend distributed to other shares with the same ownership rights. They will, consequently, be fully integrated with the said shares after payment of the dividend relating to the previous financial year, or if none was distributed, after the holding of the annual meeting of shareholders which approves the accounts for that year8.

7.     TAX TREATMENT FOR BENEFICIARIES

        The net profit realised on the sale of shares subscribed by exercise of the BCE warrants, which is equal to the difference between the sale price (net of costs and taxes) received by the seller and their purchase price, is taxable in the year the shares are sold, in accordance with the regime relating to profits on the sale of securities and shares and rights in companies.

        However, the profit is not actually taxable unless the total annual amount from sale of transferable securities realised by the seller and members of his/her tax unit, including within this amount the securities acquired via the BCE warrants, exceeds 50,000 francs.

        Furthermore, the tax rate applicable to beneficiaries of the BCE warrants differs, depending on whether they have worked for the issuing company for more or less than three (3) years at the time when they sell the shares received as a result of exercising the BCE warrants.

    —
    If the beneficiary has worked for the issuing company for at least three (3) years when the securities are sold:

      In this case, the net realised profit is subject to a tax rate of 16%, to which are added additional company deductions in respect of the CSG and CRDS (generalised social security levy and social debt reimbursement tax), and the company deduction of 2% due on income from shareholders' equity, which brings the total rate of tax to 26%.

If the company has its own securities accounting function, these are recorded in accounts known as "pure nominee accounts".

The statement of the shares created by the exercise of options must be made by the board of directors at its first meeting after the financial year end following the exercise of warrants. The company's articles of association should have been modified to reflect the capital increase and the legal notices arising from the increase should also have been published.

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    —
    If the beneficiary has worked for the issuing company for less than three years when the securities are sold:

      In this case, the net realised profit is subject to a tax rate of 30%, to which are added additional company deductions in respect of the CSG and CRDS (generalised social security levy and social debt reimbursement tax), and the company deduction of 2% due on income from shareholders' equity, which brings the total rate of tax to 40%.

8.     MANDATORY TAX DECLARATIONS

  a/ The company's obligations

        The company must inform the tax authority office where the company's earnings declaration is filed, by 15 February at the latest in the year following subscription of shares resulting from the exercise of warrants. The information to be provided includes the name and address of each subscriber, together with the dates, number and purchase price of the corresponding securities.

        On the same document, the company must also confirm that it has complied with the corresponding legal requirements, particularly in respect of the issuance and granting of these warrants.

        The final items to be indicated in the document are the exercise date for the warrants and the length of service with the company of each beneficiary employee or manager. If the person is no longer with the company, the date on which he/she left the company and his/her length of service up to that date are required.

        The company must also send each subscriber, the duplicate part of the document sent to the tax authorities which concerns him/her. This must be sent by the same deadline of 15 February, following the year in which the securities were subscribed as a result of exercising the warrants.

  b/ Obligations of each beneficiary

    —
    In respect of the year in which shares are subscribed as a result of exercise of the  BCE warrants:

      The beneficiary must attach the duplicate document received from the company to his/her income tax declaration.

    —
    In respect of the year in which shares are sold:

      If the profits fall within the taxable framework, the beneficiary is required to state on his/her income declaration for the year in which they are sold, the difference between the sale price for the shares and the subscription price for the shares received on exercise of the BCE warrants.

      For this purpose, the beneficiary must complete annex no. 2074 on his/her income tax declaration.

        Failure by either the company or the beneficiary to comply with the above-mentioned tax declaration obligations constitutes default under the tax regime on account of article 163 bis-C of the French General Tax Code and leads to the imposition of tax under common law terms of the benefit obtained at the option exercise. Furthermore, the company is liable for a tax fine of 100 francs per document not submitted to the tax authorities by the deadline, or for each omission, inaccuracy or lacking information noted in the documents supplied (with a minimum of 1000 francs fine per inaccurate or incomplete document), as provided for under articles 1725 and 1726 of the French General Tax Code.

                      THE BOARD OF DIRECTORS

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QuickLinks

1. BENEFICIARIES
2. TIMETABLE FOR THE EXERCISE OF OPTIONS AND LOSS OF RIGHTS TO EXERCISE OPTIONS
2.1
2.2
2.3
2.4
2.5
2.6
2.7
3. SUSPENSION OF THE RIGHT TO EXERCISE OPTIONS
4. SETTING THE SHARE PURCHASE PRICE FOR EXERCISE OF THE BSPCE WARRANTS
4.1
4.2
4.3
4.4
4.5
4.6
5. EXERCISING OPTION RIGHTS
6. AVAILABILITY OF SHARES—OWNERSHIP OF SHARES
7. TAX TREATMENT FOR BENEFICIARIES
8. MANDATORY TAX DECLARATIONS